SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of September 11, 2007, by and among SinoFresh HealthCare, Inc., a Florida corporation (the "Company") and the investors listed on the Schedule of Buyers attached hereto as Schedule A (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.  The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B.  The Buyers have purchased those certain Convertible Debentures issued by the Company and listed on Schedule B attached hereto and made a part hereof (the “Debentures”) in accordance with the terms and conditions of that certain Escrow Agreement, dated as of August 24, 2007, as amended, by and among the Buyers (as executed by Razek Azizi representing the Buyers) and the original holders of the Debentures, pursuant to which Buyers have assumed all rights, liabilities and obligations under the Debentures, including, without limitation, all rights to all security interests and other ancillary documents securing the obligations underlying the Debentures (collectively, the “Ancillary Documents”), which such Debentures matured on December 6, 2006.

C.  Notwithstanding that the Debentures are currently in default, Company and Buyers have agreed to convert the Debentures into shares of the Company’s no par value common stock (the “Common Stock”) at a rate of $0.20 per share, such shares (the “Conversion Shares”) to be issued in such amounts and to such parties as the Buyers shall direct.

D.  Upon conversion of the Debentures into the Conversion Shares, Buyers shall relinquish all rights, liabilities and obligations they have pursuant to the Debentures and the Ancillary Documents.

E.  Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate amount of Conversion Shares set forth opposite such Buyer's name in column (3) on the Schedule of Buyers attached hereto.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.  PURCHASE AND SALE OF CONVERSION SHARES.

(a)  Subject to the satisfaction (or waiver) of the conditions set forth herein, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) that number of Conversion Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers for that portion of the Debentures owned by such Buyer, as indicated opposite such Buyer’s name in column (2) on the Schedule of Buyers.

(b)  The date and time of the closing (the "Closing") shall be no later than 10:00 a.m., New York City time on [September 6], 2007 (or such later date as is mutually agreed to by the Company and each Buyer) (the “Closing Date”).

2.  BUYER'S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a)  No Sale or Distribution.  Such Buyer is acquiring the Conversion Shares as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Conversion Shares in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Conversion Shares.

(b)  Accredited Investor Status.  At the time such Buyer was offered the Debentures and the Conversion Shares, it was, and at the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Buyer is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(c)  Reliance on Exemptions.  Such Buyer understands the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Conversion Shares.

(d)  Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Conversion Shares that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer understands that its investment in the Conversion Shares involves a high degree of risk and is able to afford a complete loss of such investment.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Conversion Shares.

(e)  No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Conversion Shares or the fairness or suitability of the investment in the Conversion Shares nor have such authorities passed upon or endorsed the merits of the offering of the Conversion Shares.

(f)  Transfer or Resale.  Such Buyer understands: (i) the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Conversion Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Conversion Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, "Rule 144"), notwithstanding the foregoing, the requirement to deliver a legal opinion as set out in clause (B) above shall not apply to transfers to an affiliate of the Buyer; (ii) any sale of the Conversion Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Conversion Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Conversion Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Conversion Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Conversion Shares and such pledge of Conversion Shares shall not be deemed to be a transfer, sale or assignment of the Conversion Shares hereunder, and no Buyer effecting a pledge of Conversion Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, this Section 2(f).

(g)  Legends.  Such Buyer understands the certificates or other instruments representing the Conversion Shares have not been registered under the 1933 Act and shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Conversion Shares may be made without registration under the applicable requirements of the 1933 Act.

(h)  Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)  No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)  Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k)  Certain Trading Activities.  Other than the transactions contemplated herein, since the time that such Buyer was first contacted by the Company or any other Person regarding this investment in the Company, neither the Buyer nor any Affiliate of such Buyer which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer's investments or trading or information concerning such Buyer's investments and (z) is subject to such Buyer's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company.  Such Buyer hereby covenants and agrees not to, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company or involving the Company's securities during the period from the date hereof until the earlier to occur of (i) such time as the transactions contemplated by this Agreement are first publicly announced or (ii) such time as this Agreement is terminated in full.  Other than to other Persons party to this Agreement and those expressly acknowledged by the Company, such Buyer has maintained the confidentiality of the existence and terms of this transaction. "Short Sales" include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.  Such Buyer acknowledges the SEC's position set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance, and such Buyer will adhere to such position.

(l)  Upon receipt of the Conversion Shares, Buyer shall have no further right, title or interest in or to the Debentures or any Ancillary Documents and Buyer hereby releases the Company from all obligations and liabilities thereunder and agrees not to assert a claim against the Company thereunder, including, without limitation, under any security agreement, intellectual property security agreement or guaranty agreement executed by the Company or its subsidiaries in connection with the issuance, assignment or sale of the Debentures.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each of the Buyers that, as of the date hereof:

(a)  Organization and Qualification.  The Company and its subsidiaries are entities validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.

(b)  Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Conversion Shares in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Conversion Shares have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)  Issuance of Conversion Shares.  The issuance of the Conversion Shares is duly authorized and are free from all taxes, liens and charges with respect to the issue thereof.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Conversion Shares is exempt from registration under the 1933 Act.

(d)  No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of any articles of incorporation, articles of formation, any articles of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NASD’s OTC Bulletin Board (the "Principal Market")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect.

(e)  Consents.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.

(f)  Acknowledgment Regarding Buyer's Purchase of Conversion Shares.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby and that no Buyer is an officer or director of the Company.

4.  MISCELLANEOUS.

(a)  Company’s Disclosure of Material, Non-Public Information. Notwithstanding anything to the contrary stated herein, if the Company, in connection with the transactions contemplated hereby, discloses material, non-public information to the Buyers, (collectively, the “Information”), in addition to the existence and terms of this Agreement, the Company covenants that the Information will be disclosed in the ordinary course of its business, either by Form 8-K or press release, or both.

(b)  Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in [              ], Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)  Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(d)  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e)  Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f)  Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Conversion Shares then outstanding.

(g)  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

(h)  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(i)  No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)  Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)  No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

 [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SINOFRESH HEALTHCARE, INC.	Address for Notice: 516 Paul Morris Drive Englewood, Florida 34223
By:__________________________________________ Name: Title:	Facsimile: [( ) - ] Attention: Charles Fust
With a copy to (which shall not constitute notice):	Ellenoff Grossman & Schole LLP 370 Lexington Avenue, 19th Floor New York, New York 10017 Facsimile: (212) 370-7889 Attention: Barry I. Grossman, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR BUYER FOLLOWS]

[BUYER SIGNATURE PAGES TO SINOFRESH HEALTHCARE, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer: ____________________________________________________
Signature of Authorized Signatory of Buyer: ______________________________
Name of Authorized Signatory: ________________________________________
Title of Authorized Signatory: _________________________________________
Email Address of Buyer:______________________________________________
Fax Number of Buyer: _______________________________________________
Address for Notice of Buyer:

Address for Delivery of Securities for Buyer (if not same as address for notice):

EIN Number:

SCHEDULE A

SCHEDULE OF BUYERS

Buyer                                                      Amount of Debenture Held                                                                           Conversion Shares

SCHEDULE B

LIST OF DEBENTURES

Investor	Current Outstanding Principal Amount of Debentures
Bushido Capital Master Fund L.P.	$220,000
Gamma Opportunity Capital Partners, LP	$220,000
CAMOFI Master LDC	$225,000
Bluegrass Growth Fund LP	$170,000
Bluegrass Growth Fund LTD	$170,000
Asset Managers International LTD	$250,000
TOTAL	$1,255,000.00